UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 8, 2021

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement.

Amendments to Bank Facilities

On December 8, 2021, American Tower Corporation (the “Company”) amended and restated the agreements for its multicurrency senior unsecured revolving credit facility, as previously amended and restated on February 10, 2021, with Toronto Dominion (Texas) LLC (“TD”) as Administrative Agent (as defined therein) (the “2021 Multicurrency Credit Facility”), its senior unsecured revolving credit facility, as previously amended and restated on February 10, 2021, with TD as Administrative Agent (as defined therein) (the “2021 Credit Facility”) and its unsecured term loan, as previously amended and restated on December 20, 2019 and as further amended on February 10, 2021, with Mizuho Bank, Ltd. (“Mizuho”) as Administrative Agent (as defined therein) (the “2019 Term Loan”), and amended its 3-year Euro-denominated term loan agreement, dated February 10, 2021, with Bank of America, N.A. as Administrative Agent (as defined therein) (the “2021 EUR Three Year Delayed Draw Term Loan,” and, collectively with the 2021 Multicurrency Credit Facility, the 2021 Credit Facility and the 2019 Term Loan, the “Loans,” and all such amended and restated agreements and amendments collectively, the “Amendments”).

The Amendments, among other things, facilitate the use of the Loans to finance the Pending CoreSite Acquisition (as defined below), as well as:

i.extend the maturity dates to June 30, 2025, January 31, 2027 and January 31, 2027 for the 2021 Multicurrency Credit Facility, the 2021 Credit Facility and the 2019 Term Loan, respectively;

ii.increase the commitments under the 2021 Multicurrency Credit Facility, the 2021 Credit Facility and the 2019 Term Loan to $6.0 billion, $4.0 billion and $1.0 billion, respectively, of which $3.4 billion under the 2021 Multicurrency Credit Facility, $2.1 billion under the 2021 Credit Facility and $500.0 million under the 2019 Term Loan is available to be used to finance the Company's expected acquisition of CoreSite Realty Corporation (the “Pending CoreSite Acquisition”);

iii.increase the maximum Revolving Loan Commitments, after giving effect to any Incremental Commitments (each as defined in the 2021 Multicurrency Credit Facility and the 2021 Credit Facility) to $8.0 billion and $5.5 billion under the 2021 Multicurrency Credit Facility and the 2021 Credit Facility, respectively;

iv.amend the limitation of the Company's permitted ratio of Total Debt to Adjusted EBITDA (each as defined in each of the Loans) to be no greater than 6.00 to 1.00 (with a further step up to 7.50 to 1.00 if the Company consummates a Qualified Acquisition (as defined in each of the Loans));

v.expand the sublimit for multicurrency borrowings under the 2021 Multicurrency Credit Facility and the 2021 Credit Facility from $3.0 billion and $1.5 billion to $3.5 billion and $2.5 billion, respectively; and

vi.increase the threshold for certain defaults with respect to judgments, attachments or acceleration of indebtedness from $500.0 million to $600.0 million.

The foregoing description is only a summary of certain provisions of the Amendments and is qualified in its entirety by the terms of the Amendments, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”). Copies of the Amendments will also be filed as exhibits to the Schedule TO to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the Pending CoreSite Acquisition.

2021 USD Delayed Draw Term Loans

On December 8, 2021, the Company entered into (i) a 364-day U.S. Dollar-denominated term loan agreement (the “2021 USD 364-Day Delayed Draw Term Loan Agreement”) for a new $3.0 billion term loan (the “2021 USD 364-Day Delayed Draw Term Loan”) and (ii) a 2-year U.S. Dollar-denominated term loan agreement (the “2021 USD Two Year Delayed Draw Term Loan Agreement,” and, together with the 2021 USD 364-Day Delayed Draw Term Loan Agreement, the “2021 USD Delayed Draw Term Loan Agreements”) for a new $1.5 billion term loan (the “2021 USD Two Year Delayed Draw Term Loan,” and, together with the 2021 USD 364-Day Delayed Draw Term Loan, the “2021 USD Delayed Draw Term Loans”), each with JPMorgan Chase Bank, N.A. (“JPM”) as Administrative Agent (as defined therein), TD Securities (USA), LLC and Mizuho as Syndication Agents (each as defined therein) and JPM, TD Securities (USA), LLC, Mizuho, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., RBC Capital Markets and Morgan Stanley MUFG Loan Partners, LLC, as Joint Lead Arrangers and Joint Bookrunners (each as defined therein), with certain of such banks also acting as Documentation Agents (as defined therein).

The 2021 USD 364-Day Delayed Draw Term Loan matures 364 days after the date of the first draw thereunder. The 2021 USD Two Year Delayed Draw Term Loan matures two years after the date of the first draw thereunder. The 2021 USD Delayed Draw Term Loans will bear an interest at either (i) a base rate plus an applicable margin or (ii) a Eurocurrency rate plus an applicable margin, in each case, subject to adjustments based on the Company's senior unsecured debt rating. The net proceeds from the 2021 USD Delayed Draw Term Loans are to be used to fund the Pending CoreSite Acquisition. All outstanding principal and accrued but unpaid interest will be due and payable in full at maturity. The 2021 USD Delayed Draw Term Loans do not require amortization of principal and may be paid prior to maturity in whole or in part at the Company’s option without penalty or premium.

The 2021 USD Delayed Draw Term Loan Agreements contain certain reporting, information, financial and operating covenants and other restrictions (including limitations on additional debt, guaranties, sales of assets and liens) with which the Company and its subsidiaries must comply, including the following two financial maintenance tests (each of the capitalized terms as defined in the 2021 USD Delayed Draw Term Loan Agreements):

i.a total leverage ratio (Total Debt to Adjusted EBITDA) of no greater than 7.50 to 1.00 for the four fiscal quarters following the consummation of the Pending CoreSite Acquisition, stepping down to 6.00 to 1.00 thereafter (with a further step up to 7.50 to 1.00 if the Company consummates a Qualified Acquisition); and

ii.a senior secured leverage ratio (Senior Secured Debt to Adjusted EBITDA) of no greater than 3.00 to 1.00 for the Company and its subsidiaries.

Any failure to comply with the financial and operating covenants of the 2021 USD Delayed Draw Term Loan Agreements may constitute a default, which could result in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable.

Certain of the lenders under the 2021 USD Delayed Draw Term Loan Agreements and other parties to the 2021 USD Delayed Draw Term Loan Agreements or their affiliates have provided, and may in the future provide, commercial banking, underwriting, lending, investment banking and financial advisory services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they have received or will receive customary fees and commissions.

The foregoing description is only a summary of certain provisions of the 2021 USD Delayed Draw Term Loan Agreements and is qualified in its entirety by the terms of the 2021 USD Delayed Draw Term Loan Agreements, copies of which will be filed as exhibits to the Form 10-K. Copies of the 2021 USD Delayed Draw Term Loan Agreements will also be filed as exhibits to the Schedule TO to be filed with the SEC in connection with the Pending CoreSite Acquisition.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01    Other Events.

As previously disclosed, in connection with entering into the Pending CoreSite Acquisition, the Company entered into a commitment letter, dated November 14, 2021, with JPM pursuant to which JPM had committed to provide up to $10.5 billion in bridge loans (the “Bridge Loan Commitment”) to ensure financing for the Pending CoreSite Acquisition. Effective December 8, 2021, the Bridge Loan Commitment was fully terminated as a result of the $10.5 billion in committed amounts available under the 2021 Multicurrency Credit Facility, the 2021 Credit Facility, the 2019 Term Loan and the 2021 USD Delayed Draw Term Loans, as described above. The Company did not make any borrowings under the Bridge Loan Commitment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	December 8, 2021	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer